Exhibit 10.3

FOURTH AMENDMENT

OF

APOGEE ENTERPRISES, INC.

DEFERRED INCENTIVE COMPENSATION PLAN

(2005 Restatement)

The “APOGEE ENTERPRISES, INC. DEFERRED INCENTIVE COMPENSATION PLAN” as adopted by APOGEE ENTERPRISES, INC., a Minnesota corporation, and first effective February 27, 1986, and as amended and restated in a document entitled “Apogee Enterprises, Inc. Deferred Incentive Compensation Plan (2005 Restatement)” effective January 1, 2005 and as amended by prior amendments was further amended by the Board of Directors on October 6, 2010 in the following respect:

1. SEPARATION FROM SERVICE. Effective as of October 6, 2010, Section 1.3.13(b) of the Plan Statement is amended by replacing “twelve (12) month period” with “thirty-six (36) month period” and “twelve” with “thirty-six”.

2. SAVINGS CLAUSE. Save and except as herein expressly amended, the Plan Statement shall continue in full force and effect.